UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2023

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116
Waltham,	Massachusetts	02451
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2023, Alicia Allen, Senior Vice President, Corporate Controller and Chief Accounting Officer, informed Dynatrace, Inc. (the “Company”) that she would step down from her position effective upon the commencement of employment of the Company’s new Senior Vice President, Corporate Controller and Chief Accounting Officer, which is expected to be on September 5, 2023. At such time, Ms. Allen will cease to serve as the Company’s principal accounting officer. Ms. Allen’s decision to step down was not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices. Ms. Allen will continue employment with the Company and provide transition assistance until December 6, 2023.

On July 31, 2023, the Company also announced the appointment of Daniel Yates, 43, as its new Senior Vice President, Corporate Controller and Chief Accounting Officer, effective on September 5, 2023. Mr. Yates will assume the duties of the Company’s principal accounting officer upon the commencement of his employment with the Company. Mr. Yates has been Corporate Controller at Rapid7 since May 2017. He joined Rapid7 as Assistant Controller in April 2015. Prior to that, Mr. Yates was Director of Finance at Sapient from June 2013 through April 2015 and held various roles at KPMG from October 2004 through May 2013, including Senior Manager. Mr. Yates received a B.S. in Accounting from the University of New Hampshire and is a Certified Public Accountant (CPA).

In connection with his appointment, Mr. Yates and the Company entered into an employment agreement on July 31, 2023 pursuant to which Mr. Yates will receive an annual base salary of $335,000 and he will be eligible to earn an annual bonus equal to 40% of his base salary measured and paid under the same FY24 Annual Short-Term Incentive Plan applicable to the Company’s Chief Executive Officer and other executives. Mr. Yates will also receive a one-time cash sign-on bonus of $100,000 and a one-time grant of restricted stock units (“RSUs”) having a grant date value of $2 million, 50% of which will be time-based RSUs vesting over four years (25% on the first anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter over the next three years) and 50% will be performance-based RSUs (“PSUs”) that have the same vesting schedule and fiscal 2024 performance metrics as PSUs granted to the Company’s other executive officers (33% of the earned units will vest on June 5, 2024, which is the first anniversary of the Company’s fiscal 2024 annual equity award grant date (or if later, the certification date), and the remaining 67% of the units will vest in equal quarterly installments thereafter over the next two years), subject to his continued employment. Pursuant to the employment agreement, in the event that Mr. Yates’ employment is terminated without cause (as defined in his employment agreement), or if Mr. Yates terminates his employment for good reason (as defined in his employment agreement), and if he executes a separation agreement and release, the Company will be obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. Yates’ employment had not been terminated, and (ii) subject to Mr. Yates’ copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, pay up to 12 monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Yates if he had remained employed by the Company. If Mr. Yates’ employment is terminated by the Company without cause or Mr. Yates terminates his employment for good reason either 3 months before or during the 12 month period after a change of control, and if he executes a separation agreement and release, then in lieu of the payments and benefits described above, the Company will be obligated to (i) pay him a lump-sum cash severance payment equal to the sum of 18 months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. Yates’ employment had not been terminated, (ii) accelerate all of his unvested equity awards as of the later of (A) the date of termination or (B) the effective date of a separation agreement and release, and (iii) subject to Mr. Yates’ copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, pay up to 18 monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Yates if he had remained employed by the Company. The foregoing summary description of the material terms of Mr. Yates’ employment agreement does not purport to be complete and is qualified in its entirety by the actual terms of the employment agreement.

The Company plans to enter into an indemnification agreement with Mr. Yates in connection with his appointment in substantially the same form as that entered into with other executives of the Company filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed on July 25, 2019.

There are no family relationships between Mr. Yates and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Yates has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Yates and any other person pursuant to which Mr. Yates was appointed to his future position with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2023	DYNATRACE, INC.

	By:	/s/ James Benson
Name: James Benson
Title: Senior Vice President, Chief Financial Officer & Treasurer